UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4224 Campus Point Court, Suite 210 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 3, 2021, Regulus Therapeutics Inc. (the “Company”) announced top-line results from the first cohort of patients with autosomal dominant polycystic kidney disease (“ADPKD”) in its ongoing Phase 1b clinical trial of RGLS4326. The study is evaluating the safety, pharmacokinetics, and effects on pharmacodynamic biomarkers (polycystin 1 (PC1) and polycystin 2 (PC2)) of multiple doses of RGLS4326 in patients with ADPKD.

In the first cohort, nine patients were enrolled and received 1 mg/kg of RGLS4326 subcutaneously every other week for four doses. Safety, pharmacokinetics, and certain disease related biomarkers were evaluated through the course of the study. The biomarkers included: Polycystin 1 (PC1) and Polycystin 2 (PC2) which are the protein products of the PKD1 and PKD2 genes respectively, kidney injury marker 1(KIM-1), neutrophil gelatinase-associated lipocalin (NGAL), as well as urea and creatinine and were chosen to evaluate changes in disease related measures.

RGLS4326 was well tolerated by all nine patients with no serious adverse events reported. All reported adverse events were mild and generally transient in nature.

Overall, the pharmacokinetic profile of RGLS4326 in patients with ADPKD was similar to the pharmacokinetic profile observed in a prior healthy volunteer study with the following observations:

•	The half-life of RGLS4326 in plasma was slightly longer in patients with impaired renal function and did not exhibit any signs of accumulation in plasma.

•	RGLS4326 plasma concentrations in patients were elevated relative to healthy volunteers with mean plasma AUC levels after the first and fourth dose approximately two-fold higher in patients.

•	Higher plasma exposure is anticipated to lead to higher kidney exposure allowing for potential dose reductions needed to achieve desired kidney exposure.

A statistically significant increase in the PC1 biomarker was observed in the first cohort of this study. The mean increase at Day 71 (n=8) compared to baseline was greater than 50% and all eight patients had double digit increases in PC1 levels with an overall trend showing increasing levels of both PC1 and PC2 over time. Mean PC2 levels increased compared to baseline levels (>20%) however the results did not reach statistical significance. Importantly, at the time of the analysis, mutational status was not known and may further contribute to understanding differences in response rates. Approximately 85% of patients with ADPKD are reported to have a mutation in the PKD1 gene, while the remaining 15% have a mutation in the PKD2 gene. Measured levels of these biomarkers (PC1 and PC2) inversely correlate with disease severity and are believed to be directly linked to the underlying genetic drivers of the disease. Regulus believes these initial data demonstrate that RGLS4326 engages the target miR-17 leading to de-repression of the PKD1 and PKD2 genes and the resultant increases in measured polycystin levels. In addition to polycystin changes, one other notable improvement was observed in NGAL levels for one patient in the first cohort. As anticipated, NGAL levels for nearly all patients in this study were within the normal range. However one patient had levels that were approximately twice the normal range at baseline and that individual saw NGAL levels drop to within the normal range by the end of study. Further analysis of the data are ongoing to better understand drivers of response and correlations with baseline characteristics and other parameters. Data from this first cohort is planned to be submitted for presentation at Kidney Week, the American Society of Nephrology annual meeting being held in November 2021.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the clinical activities concerning the RGLS4326 program, including the preliminary biomarker, pharmacokinetic and safety data resulting from the first cohort of patients from the ongoing clinical study, the sufficiency of the data required to recommence clinical studies for extended duration dosing, the timing of the Company’s interactions with FDA regarding the clinical hold and the timing and of other preclinical and clinical activities. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and in the endeavor of building a business around such drugs, and feedback from the FDA. In addition, while the Company expects the COVID-19 pandemic to adversely affect its business operations and financial results, the extent of the impact on the Company’s ability to achieve its preclinical and clinical development objectives and the value of and market for its common stock, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the U.S. and in other countries, and the effectiveness of actions taken globally to contain and treat the disease. These and other risks concerning the Company’s financial position and programs are described in additional detail in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: May 3, 2021	By:	/s/ Joseph Hagan
Joseph Hagan
President and Chief Executive Officer